AMENDMENT NUMBER 2
TO THE CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE COMPENSATION PLAN

WHEREAS, Cumberland Pharmaceuticals Inc. (the “Company”), a corporation organized under the laws of Tennessee, originally adopted the Cumberland Pharmaceuticals Inc. 2007 Long-Term Incentive Compensation Plan on April 18, 2007, amended and restated by that certain amended and restated 2007 Long-Term Incentive Compensation Plan, effective as of April 17, 2012 (the "Plan");
WHEREAS, under Section 12 of the Plan, the Board of Directors of the Company (the “Board”) may, at any time, amend the Plan as permitted by applicable statutes, except that it may not revoke or alter the Plan in a manner unfavorable to the grantees of any Incentives awarded under the Plan or any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval if such approval is required by any applicable law or regulation;
WHEREAS, the Board has determined that it is advantageous to the Company to amend the Plan to allow Incentives to be granted after April 18, 2020, the date currently specified in Section 12 as the last date upon which an Incentive may be granted under the Plan; and
WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:
The last sentence of Section 12 of the Plan is hereby stricken in its entirety and replaced with the following: “No Incentive may be awarded under the Plan after the earlier of the following dates: (a) the date that no shares of Stock remain available for issuance through the Plan, or (b) April 21, 2026. However, awards made on or before such date may extend beyond such date.”
Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company hereby certifies that the foregoing Amendment Number 2 to the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan was (i) approved by the Board of Directors and (ii) approved by a majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: May 5, 2020

Jean W. Marstiller
Corporate Secretary